UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

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QMED, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware	0-11411	22-2468665
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification Number)

25 Christopher Way

Eatontown, New Jersey 07724

(Address of Principal Executive Offices) (Zip Code)

(732) 544-5544

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2007, QMed Inc. (the “Company”) and Donato Hi-Tech Holdings IV, Inc. (the “Landlord”) entered into a First Modification to Lease Agreement (the “First Amendment”). The First Amendment modified and extended an existing agreement between the parties dated June 19, 2002 under which the Company leased certain office space located at 23 Christopher Way, Eatontown, New Jersey (the “Original Lease”). The Original Lease as modified by the First Amendment is herein the “Lease”.

The First Amendment extends the expiration of the Lease from November 30, 2007 to November 30, 2012. In addition, the First Amendment requires the Company to (i) pay fixed monthly lease payments, which increase at a set rate through the term of the lease; (ii) pay for the cost of electricity used; and (iii) pay certain rent adjustments as set forth in the Original Lease. The Lease also provides the Company with a right to terminate the Lease on November 30, 2010 by making a one-time payment to the Landlord equal to two (2) month’s rent. Pursuant to the First Amendment, the Company has a right of first refusal to lease certain additional space located on the third floor of the leased premises should that space become vacant. Furthermore, the Lease also grants the Company the right to extend the Lease for an additional three (3) years, provided that the Company pays a fixed monthly rent during the additional three (3) year term equal to ninety-five percent (95%) of the fair market value of the leased premises.

On April 9, 2007, the Company made a determination that a contract QMedcare of New Jersey, Inc., a wholly owned subsidiary of the Company (“QMedcare”), previously entered into with the Centers for Medicare & Medicaid Services (the “Government”), which was effective as of January 1, 2007 (the “Contract”), has become, or has the potential to become, a contract upon which the Company’s business is substantially dependent. Pursuant to the Contract, QMedcare is approved to offer a Medicare Special Needs Plan in the following New Jersey counties: Somerset County, Middlesex County, Monmouth County, and Ocean County. The Special Needs Plan that QMedcare is authorized to offer relates to individuals who have chronic obstructive pulmonary disease, diabetes, congestive heart failure, ischemic stroke, or coronary artery disease. The Contract term commenced on January 1, 2007 and expires on December 31, 2007. The Contract provides for automatic annual renewals of the Contract provided that (i) QMedcare has not sent a notice of non-renewal to the Government and to each enrollee under the Special Needs Plan within a certain time period prior to the expiration of the Contract; (ii) the parties reach an agreement as to the pricing of the Special Needs Plan for the upcoming term; and (iii) the Government authorizes the renewal of the Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC.

By: /s/ William T. Schmitt, Jr.

William T. Schmitt, Jr.

Senior Vice President, Treasurer

& Chief Financial Officer

Date:	April 9, 2007

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